UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2002

SciQuest, Inc.
(Exact name of Registrant as specified in charter)

Delaware	0-27803	56-2127592
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5151 McCrimmon Parkway, Suite 216, Morrisville, NC	27560
(Address of principal executive offices)	(zip code)

(919) 659-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

The Nasdaq Stock Market has approved the request of SciQuest, Inc., a Delaware corporation (“SciQuest”) to transfer its common stock to the Nasdaq SmallCap Market effective at the opening of trading on October 11, 2002. SciQuest is transferring the listing of its common stock in order to take advantage of the extended grace period provided by the Nasdaq SmallCap Market to meet Nasdaq’s minimum $1.00 per share closing bid price requirement for continued listing. This transfer will allow SciQuest until July 14, 2003 to regain compliance with this requirement.

Item 7(c).    Exhibits.

99.1	Text of Press Release of SciQuest, Inc., dated October 10, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

By:	/s/ JAMES J. SCHEUER
James J. Scheuer Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: October 11, 2002

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EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Text of Press Release of SciQuest, Inc., dated October 10, 2002.

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